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                    MID-PLAINS TELEPHONE, INC.
                   EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose of the Plan. The purpose of this Employee Stock Purchase Plan (the "Plan") is to encourage long-term stock ownership by all employees, officers and directors of Mid-Plains Telephone, Inc., a Wisconsin corporation (the "Company") and its subsidiaries and affiliates, through the grant of stock purchase rights to purchase shares of the Company's common stock.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of
               1986, as amended.

          (c) "Effective Date" shall mean the date of the adoption of the Plan by the Board.

          (d) "Fair Market Value" of each Share of the Stock shall mean the fair market value per share determined at least annually by the Board in its reasonably exercised discretion.

          (e) "Eligible Employee" shall mean any employee, officer or director of the Company or its subsidiaries or affiliates who has completed one
               (1) year of employment with the Company at the time of any Stock purchase, and who immediately after the commencement of an Offering Period, does not own 5% or more of the total combined voting power of all classes of stock of the Company, treating all stock available to the employee pursuant to the Offering as stock owned by the employee and applying the attribution rules of section 424(d) of the Code.

          (f)  "Fiscal Year" shall be  August 1 - July 31.

          (g) "Offering" shall mean an issue of Stock offered for sale to an Eligible Employee during an Offering
               Period.

          (h) "Offering Period" shall mean the period established by the Board from time to time for the purchase of Stock by Eligible Employees, but shall not exceed
               27 months.

          (i) "Participant" shall mean an Eligible Employee who elects to purchase Stock pursuant to this Plan.

          (j) "Purchase Price" shall mean the price per share at which Eligible Employees may purchase common stock of the Company pursuant to the Plan determined by multiplying the discount by the Fair Market Value.

          (k)  "Secretary" shall mean the Secretary of the Company.

          (l)  "Share" shall mean one share of the Stock.

          (m) "Stock" shall mean the $3.33 1/3 par value common stock of the Company.

          (n) "Stock Subscription Agreement" shall mean the written subscription agreement of an Eligible
               Employee for the purchase of Stock in such form as required by the Board.

     3. Shares Subject to the Plan. The aggregate number of Shares of Stock which may be issued pursuant to the Plan shall not exceed 50,000 shares.

     4.   Administration of the Plan.

          (a)  Plan to be Administered by Board and Secretary.
               The Plan shall be administered by the Board and the Secretary.

          (b)  Powers of the Board.  The Board is authorized to:

               (i)       determine the Fair Market Value of the
                         Stock;

               (ii)      determine the discount to Fair Market
                         Value at which Eligible Employees may
                         purchase shares.

               (iii)          determine if the Company should
                              offer Shares for sale to Eligible
                              Employees during any given Fiscal
                              Year; and

               (iv)      determine the maximum number of Shares
               available           during any Offering Period for
               purchase by each Eligible          Employee and by
               all Eligible Employees collectively.

          (c) Powers of the Secretary. The Secretary is authorized to:

               (i)       designate Eligible Employees;

               (ii)      interpret the Plan and establish rules
                         and regulations relating to it;

               (iii)     make all other determinations
                         necessary or advisable in order to
                         administer the Plan.

          (d)  Maintenance of Records: Holding of Meetings.  The
               Board and the Secretary shall maintain a written record of their proceedings relating to their administration of the Plan.

          (e) Decisions of the Board and the Secretary. All decisions, determinations and interpretations of the Board and the Secretary shall be final and conclusive on all persons affected thereby.

     5. Effective Date and Duration of Plan. The Plan shall become effective upon its adoption by the Board. The Plan shall continue in effect from year to year, but pursuant to the terms of
Section 9 herein, it may be amended or terminated by the Company at any time.

     6.   Purchase of Stock.

          (a) Purchase Price. All Shares sold to an Eligible Employee under the Plan shall be sold at a Purchase Price per share as determined from time to time, but at least annually, by the Board but not less than 85% of the Share's Fair Market Value.

          (b) Exercise Period. An Eligible Employee may purchase Shares during any Offering Period by providing the Secretary with written notice of his intention to purchase Shares on or before August 1 and/or February 1 and by tendering an executed Stock Subscription Agreement for such Shares to be purchased on or before August 1 and/or February 1.

          (c) Minimum/Maximum Purchase. Each Eligible Employee who elects to purchase Stock pursuant to this Plan must purchase a minimum of one (1) Share. The maximum number of Shares available during any Offering Period for purchase by each Eligible Employee and by all Eligible Employees collectively shall be established by the Board. If Eligible Employees submit offers to purchase more Shares than the Board has made available, any such offers to purchase shall be reduced proportionately as required in such manner as determined by the Secretary in his sole discretion.

               No Eligible Employee shall be permitted to purchase Stock at a rate which exceeds $25,000 in fair market value of such Stock (determined at the time the option is granted) for each calendar year in which any such option is outstanding at any time.

          (d) Time and Method of Payment. Each Eligible Employee who elects to purchase Stock pursuant to this Plan may either (1) tender a check payable to the Company in the amount set forth in Section 13 of the Stock Subscription Agreement immediately or prior to the termination of the Offering Period ("Termination Date"), or (2) complete an authorization for a payroll deduction as set forth in Section 7 below.

               If the Purchase Price should change during an Offering Period a Participant shall have either thirty (30) days from the date of the change or until the Termination Date whichever is earlier to purchase shares at the pre-change Purchase Price. Thereafter, a Participant may only purchase shares at the changed Purchase Price.

               The Secretary shall within seven (7) days of a change in the Purchase Price give notice to each Participant who has not purchased all of his subscribed shares.

     7.   Payroll Deductions.

          (a) Commencement of Participation. An Eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Secretary, which date shall be prior to the commencement of the Offering Period ("Offering Period Commencement Date"). Payroll deductions for a Participant shall commence on the applicable Offering Period Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Termination Date to which such authorization is applicable.

          (b) Amount of Deduction. At the time a Participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a Participant in an Offering which shall be equal to the whole number of shares purchased during each pay period multiplied by the Purchase Price, the product of which shall not exceed 10% of his compensation each pay period. If the Purchase Price changes during the Offering Period, the Secretary shall notify each Participant who has completed an authorization for a payroll deduction for the purchase of Shares pursuant to the Plan within seven (7) days thereof. If the Participant fails to alter his payroll deduction the Treasurer shall deduct from the Participant's pay the whole number of Shares purchased during each pay period multiplied by the new Purchase Price. In the case of a part-time hourly employee, such employee's compensation during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Period Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

          (c) Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in Section 7(f) hereof, and may alter the amount of his payroll deduction by giving notice of such alteration to the Treasurer of the Company.

          (d)  Leave of Absence.

               (i) If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his account pursuant to Section 7(f) hereof, (b) to discontinue contributions to the Plan but remain a Participant in the Plan, or (c) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

               (ii) A Participant on leave of absence shall,
                    subject to the election made by such
                    Participant pursuant to (i) above, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

          (e)  Delivery of Stock.   The Company will deliver to
               each Participant, bi-annually, the Stock purchased under the Plan.

          (f) Withdrawal of Account. A Participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Treasurer of the Company. All of the Participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering.

          (g)  Effect on Subsequent Participation.  A
               Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

          (h) Termination of Employment. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond sixty 60 days), the Company will deliver to that Participant the stock purchased under the Plan, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto .

          (i) Termination of Employment Due to Death. Upon termination of the Participant's employment because of his death, his spouse, if entitled by the Participant's Will or the laws of descent and distribution, shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, to exercise the Participant's option for the purchase of stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of subscribed for but unpurchased shares, to which the participant was entitled to purchase.

               In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the spouse shall automatically be deemed to have elected to not have exercised the Participant's option.

          (j) Non Transferability of Participant's Rights. The Participant's rights under the Plan may not be transferred during the life of the Participant and the Participant's option to purchase Stock may be exercised only by the Participant during the Participant's life. After a Participant's death, the Participant's rights under the Plan may be transferred only in accordance with and to the extent permitted by Section 7(i) hereof.

     8.   Miscellaneous.

          (a) No Right to Employment. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Eligible Employee any right to continue in the employ of the Company or shall affect the right of management to terminate the employment of any Eligible Employee, with or without cause.

          (b) Legal Restrictions. The Company will not be obligated to issue Shares of Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Stock is listed. In connection with any Stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of Shares of Stock or other payment by the Company to comply with any law or regulation of any governmental authority.

          (c) Choice of Law. The place of administration of the Plan shall be within the State of Wisconsin and the validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the internal laws of the State of Wisconsin. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Wisconsin, without regard to the place where the act or omission complained of took place, the residents of any party to such action or the place where the action may be brought.

          (d) Financial Statements. Each year during the term of the Plan, the Company shall deliver a copy of its annual financial statements to each Participant in the Plan.

          (e) Tense and Gender. As used herein, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

     9. Amendment and Termination of the Plan. The Board may alter, suspend or discontinue the Plan at any time, and for any reason.

     IN WITNESS WHEREOF, the Company has caused this Plan to be
executed by its duly authorized officers as of the 16th   day of
May, 1995.

                                   MID-PLAINS TELEPHONE, INC.


                                   By: /s/ Dean W. Voeks
                                   Dean W. Voeks  , President

                                   Attest:

                                    /s/ Fredrick E. Urben
                                    Fredrick E. Urben, Secretary